As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONNECT BIOPHARMA HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130

Tel: +1 877 245 2787

(Address and telephone number of Registrant’s principal executive offices)

Connect Biopharm LLC

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130

Tel: +1 877 245 2787

(Name, address, and telephone number of agent for service)

With copies to:

Michael E. Sullivan, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

Tel: +1 858 523 5400

Jeff Cohn, Esq.

General Counsel and Corporate Secretary

Connect Biopharma Holdings Limited

3580 Carmel Mountain Road, Suite 200

San Diego, California 92130

Tel: +1 877 245 2787

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

We hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which will specifically state that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 15, 2026

PRELIMINARY PROSPECTUS

6,130,000 Ordinary Shares

This prospectus relates to the proposed resale or other disposition by the selling securityholders identified in this prospectus of up to 6,130,000 ordinary shares, par value $0.000174 per share, of Connect Biopharma Holdings Limited (the “Ordinary Shares”). The Ordinary Shares being offered were issued and sold to accredited investors in a private placement, which closed on March 31, 2026. We are not selling any of our Ordinary Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Ordinary Shares by the selling securityholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling securityholders will be borne by the selling securityholders.

The selling securityholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling securityholders may sell or otherwise dispose of their securities hereunder. The selling securityholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “CNTB.” On May 14, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq Global Market was $2.48 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may sell securities from time to time and in one or more offerings as described in this prospectus. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement (and any applicable free writing prospectus), you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Connect,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Connect Biopharma Holdings Limited, together with our direct and indirect wholly owned subsidiaries, Connect Biopharma HongKong Limited, Connect Biopharm LLC, Connect Biopharma Australia PTY LTD, Suzhou Connect Biopharma Co., Ltd., Connect Biopharma (Beijing) Co., Ltd. and Connect Biopharma (Shanghai) Co., Ltd., unless otherwise specified. When we refer to “you,” we mean the potential holders of the Ordinary Shares.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future financial condition, future operations, research and development, potential of, and expectations for, our pipeline and technology platforms, the timing, potential of and expectations for planned clinical trials and preclinical studies, the timing and likelihood of regulatory filings and approvals for our product candidates, our ability to commercialize our product candidates, the potential benefits of collaborations, projected costs, prospects, plans, objectives of management, expected market size and growth for our potential products, the timing of availability of clinical data, program updates and data disclosures, and our plans for rademikibart, are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or similar expressions and the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those described in Part I, Item 1A of our most recent Annual Report on Form 10-K and in Part II, Item 1A of any subsequent Quarterly Reports on Form 10-Q, in each case under the heading “Risk Factors”. Accordingly, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports and other information with the SEC. The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is https://www.sec.gov.

Our website address is https://www.connectbiopharma.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 12, 2026;

•	Our Current Reports on Form 8-K, filed with the SEC on March 30, 2026 and April 23, 2026; and

•

The description of our securities contained in our registration statement on Form 8-A filed with the SEC on March 12, 2021, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

CONNECT BIOPHARMA

3580 CARMEL MOUNTAIN ROAD, SUITE 200

SAN DIEGO, CALIFORNIA 92130

(877) 245-2787

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. All of our officers and a majority of our directors are U.S. residents, and our corporate headquarters is located in San Diego, California. However, certain of our operations are conducted, and certain of our operational assets are located, in the People’s Republic of China (the “PRC”). As a result, it may not be possible to effect service of process upon us with respect to certain matters, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the U.S. or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in the PRC for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It may be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish sufficient connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

We have appointed Connect Biopharm LLC, as our agent upon whom process may be served in any action brought against us under the securities laws of the U.S.

The Courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S., so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and may not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and/or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Further, there is uncertainty as to whether the courts of the Cayman Islands would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

THE COMPANY

Connect Biopharma, headquartered in San Diego, California, is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and chronic obstructive pulmonary disease (“COPD”). We are advancing rademikibart, a next-generation, potentially best-in-class antibody designed to target interleukin-4-receptor alpha (“IL-4Rα”).

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our direct and indirect wholly owned subsidiaries, some of which were established in the PRC. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries.

Our registered office in the Cayman Islands is at the offices of Appleby Global Services (Cayman) Limited at Suite 210, 2nd Floor, Windward III, Regatta Office Park, Grand Cayman, PO Box 500, KY1-1106. Our principal executive office and agent for service of process in the United States is located at 3580 Carmel Mountain Road, Suite 200, San Diego, California, 92130. Our PRC research, development and administration facility is located at Science and Technology Park, East R&D Building, 3rd Floor, 6 Beijing West Road, Taicang, Jiangsu, The People’s Republic of China 215400, and its telephone number is +86 512 5357 7866.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements and Industry Data” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares in this offering.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, fees and expenses of our counsel and of our independent registered public accountants.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our fifth amended and restated memorandum and articles of association, as amended from time to time (our “Charter”), the Companies Act (as revised) of the Cayman Islands, which we refer to as the Companies Act below and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $76,560, divided into 440,000,000 shares comprised of (i) 400,000,000 Ordinary Shares, par value $0.000174 per share, and (ii) 40,000,000 preferred shares, par value $0.000174 per share, of such class or classes (however designated) as the Board of Directors may determine in accordance with our Charter. As of April 30, 2026, 62,963,853 Ordinary Shares were issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid and non-assessable.

Our Charter

The following are summaries of certain material provisions of our Charter and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company

Under our Charter, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our Ordinary Shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares. Each Ordinary Share entitles the holder thereof to one vote on all matters subject to vote at our general meetings.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our Board of Directors. Our Charter provides that our Board of Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as it determines proper as a reserve or reserves which shall, in the absolute discretion of the Board of Directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or our share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each Ordinary Share shall be entitled to one vote on all matters subject to a vote at general meetings of our company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or by any one or more shareholders who together hold not less than 10% of the votes attaching to the total number of Ordinary Shares which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares which are cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares which are cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our Charter. Our company may, among other things, divide or combine our Ordinary Shares, by an ordinary resolution of our shareholders.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Charter provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Board of Directors.

Shareholders’ general meetings may be convened by the chairman of our Board of Directors or by a majority of our directors (acting by a resolution of the Board of Directors). Advance notice of at least 10 calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholders present in person or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Charter provides that upon the requisition of shareholders holding shares which carry in aggregate not less than one-third of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our Board of Directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Charter does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any Ordinary Shares held by an instrument of transfer in the usual or common form, in a form prescribed by Nasdaq or any other form approved by our Board of Directors.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our Board of Directors may also decline to register any transfer of any Ordinary Share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our Board of Directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of Ordinary Shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

•	a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our Board of Directors may from time to time require is paid to us in respect thereof.

If our Board of Directors refuses to register a transfer it shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required by Nasdaq, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders are more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay the whole of the share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Board of Directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board of Directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares

Our Charter authorizes our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Our Charter also authorizes our Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•	the designation of the series;

•	the number of shares of the series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our Board of Directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records

Holders of our Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the Charter, special resolutions which have been passed by our shareholders, our register of mortgages and charges and a list of our current directors). However, we will provide our shareholders with annual audited consolidated financial statements. See “Where You Can Find More Information; Incorporation by Reference.”

Anti-Takeover Provisions

Some provisions of our Charter may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our Board of Directors may only exercise the rights and powers granted to them under our Charter for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in some limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement between a company and its members (or any class of them), or between the company and its creditors (or any class of them), provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•	an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Charter provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and specific executive officers that provide such persons with additional indemnification beyond that provided in our Charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use their corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company – a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits them to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Charter provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Charter allows our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Charter does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Charter does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Charter, directors may be removed with or without cause, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our Board of Directors, is absent from three consecutive meetings of the Board and the Board resolves that his or her office be vacated; or (v) is removed from office pursuant to any other provisions of our Charter.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in various business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, and any restructuring officer so appointed shall have such powers and carry out only such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court and subject to such terms as the court may impose. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Charter, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Charter, our Charter may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Charter on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Charter governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Computershare Trust Company, N.A.

Listing

Our Ordinary Shares are listed on the Nasdaq Global Market under the symbol “CNTB.”

SELLING SECURITYHOLDERS

This prospectus covers the resale or other disposition from time to time by the selling securityholders identified in the table below of up to an aggregate of 6,130,000 Ordinary Shares.

On March 29, 2026, we entered into a securities purchase agreement with the selling securityholders (the “Purchase Agreement”), pursuant to which we sold in a private placement 6,130,000 Ordinary Shares at a price of $3.25 per share with respect to any purchaser that is not owned or controlled by an individual who is one of our officers, directors, employees or consultants, for an aggregate price of approximately $20.2 million.

This prospectus covers the resale or other disposition by the selling securityholders or their pledgees, donees, transferees or other successors-in-interest of up to the total number of Ordinary Shares issued to the selling securityholders pursuant to the Purchase Agreement.

We are registering the above-referenced Ordinary Shares to permit the selling securityholders and their pledgees, donees, transferees or other successors-in-interest that receive their Ordinary Shares after the date of this prospectus to resell or otherwise dispose of the Ordinary Shares in the manner contemplated under the section titled “Plan of Distribution” herein.

The following table sets forth information concerning the Ordinary Shares that may be offered from time to time by each selling securityholder. The number of Ordinary Shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 62,963,853 of our Ordinary Shares outstanding as of April 30, 2026. In computing the number of Ordinary Shares beneficially owned by a selling securityholder and their percentage ownership, Ordinary Shares subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of April 30, 2026 are considered outstanding, although these Ordinary Shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Each of the selling securityholders listed has sole voting and investment power with respect to the Ordinary Shares beneficially owned by the selling securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold in the Offering(1)	Ordinary Shares Beneficially Owned After the Offering
			Ordinary Shares	Percentage of Total Outstanding Ordinary Shares
Entities affiliated with ADAR1 Capital Management, LLC(2)	765,000	700,000	65,000	*
Burkehill Master Fund LP(3)	150,000	150,000	0	—
Ikarian Healthcare Master Fund LP(4)	3,661,504	424,980	3,236,524	5.1%
Boothbay Diversified Alpha Master Fund LP(5)	351,021	43,440	307,581	*
Boothbay Absolute Return Strategies LP(6)	920,561	131,580	788,981	1.3%
Entities affiliated with Monashee Investment Management, LLC(7)	545,000	545,000	0	—

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold in the Offering(1)	Ordinary Shares Beneficially Owned After the Offering
			Ordinary Shares	Percentage of Total Outstanding Ordinary Shares
Entities affiliated with Richmond Brothers, Inc.(8)	1,205,721	580,000	625,721	*
Entities affiliated with SilverArc Capital Management, LLC(9)	545,000	545,000	0	—
Mossrock Capital, LLC(10)	350,000	350,000	—	—
683 Capital Partners, LP(11)	1,175,000	900,000	275,000	*
Panacea Venture Healthcare Fund II, L.P.(12)	13,160,000	1,160,000	12,000,000	19.1%
Entities affiliated with Millennium Management LLC(13)	756,901	300,000	456,901	*
Stonepine Capital, LP(14)	310,000	300,000	10,000	*

*	Less than 1%
(1)	Assumes the selling securityholders sell all of their Ordinary Shares offered pursuant to this prospectus.
(2)

Consists of (i) 657,053 Ordinary Shares held by ADAR1 Partners, LP (“ADAR1”), including 609,000 Ordinary Shares purchased from us in the private placement, (ii) 97,900 Ordinary Shares held by Spearhead Insurance Solutions IDF, LLC—Series ADAR1 (“Spearhead”), including 91,000 Ordinary Shares purchased from us in the private placement and (iii) 10,047 Ordinary Shares held by separately managed accounts (“Separate Accounts”). ADAR1 Capital Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead and the Separate Accounts, has voting and investment control of the Ordinary Shares held by ADAR1, Spearhead, and the Separate Accounts. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. The address for Spearhead is 3828 Kennett Pike, Suite 202, Greenville, Delaware 19807.

(3)

Burkehill Global Management, LP (“Burkehill”) serves as investment manager to Burkehill Master Fund LP, a Cayman Islands exempted limited partnership (“Admiral Fund”). As such, Burkehill has been granted investment discretion over the Ordinary Shares owned by the Admiral Fund. Christopher Rich serves as Managing Partner of Burkehill, the Managing Member of Burkehill Global LLC (“Burkehill GP”), the general partner of Burkehill, and the Managing Member of Burkehill Fund GP LLC (“Burkehill Fund GP”), the general partner of the Admiral Fund. Each of Burkehill, Burkehill GP, Burkehill Fund GP and Mr. Rich disclaim beneficial ownership of the Ordinary Shares held by the Admiral Fund except to the extent of their or its pecuniary interest therein. The address for the Admiral Fund is c/o Burkehill Global Management, LP, 280 Park Avenue, New York, New York 10017.

(4)

Includes 107,600 Ordinary Shares that may be acquired by Ikarian Healthcare Master Fund LP (the “Ikarian Fund”) within 60 days upon exercise of call options to purchase Ordinary Shares. The Ikarian Fund is the record holder of the Ordinary Shares. Ikarian Capital, LLC, as the investment manager of the Fund, has voting and dispositive power over the securities held by the Ikarian Fund. Neil Shahrestani, as sole manager of Ikarian Capital, LLC, may be deemed to share such voting and dispositive power. The address for Ikarian Capital, LLC is 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(5)

Includes 10,300 Ordinary Shares that may be acquired by Boothbay Diversified Alpha Master Fund LP (the “Boothbay Fund”) within 60 days upon exercise of call options to purchase Ordinary Shares. Boothbay Fund Management, LLC (“Boothbay”) manages a multi-manager fund vehicle, the Boothbay Fund. The Boothbay Fund allocates capital to one or more sub-advisors, each of which exercises independent investment discretion over its allocated portion of the Boothbay Fund’s assets. Notwithstanding such discretion, all securities purchased by each sub-advisor are held in accounts maintained in the name of the Boothbay Fund. Ikarian Capital, LLC is one of the Boothbay Fund’s sub-advisors, and investment discretion and voting authority has been delegated to them. The address for Ikarian Capital, LLC is 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(6)

Includes 26,700 Ordinary Shares that may be acquired by Boothbay Absolute Return Strategies LP (“Boothbay ARS”) within 60 days upon exercise of call options to purchase Ordinary Shares. Boothbay manages a multi-manager fund vehicle, Boothbay ARS. Boothbay ARS allocates capital to one or more sub-advisors, each of which exercises independent investment discretion over its allocated portion of Boothbay ARS’s assets. Notwithstanding such discretion, all securities purchased by each sub-advisor are held in accounts maintained in the name of Boothbay ARS. Ikarian Capital, LLC is one of Boothbay ARS’s sub-advisors, and investment discretion and voting authority has been delegated to them. The address for Ikarian Capital, LLC is 100 Crescent Court, Suite 1620, Dallas, Texas 75201.

(7)

Consists of (i) 241,158 Ordinary Shares held by HIF Solitude Ltd (“HIF”) and (ii) 303,842 Ordinary Shares held by Mission Pure Alpha Master LP (“MPAM”). MPAM and HIF are managed by Monashee Investment Management, LLC (“Monashee Management”). Jeff Muller is CCO of Monashee Management and has voting and investment control over Monashee Management and may be deemed to have beneficial ownership of the Ordinary Shares held by MPAM and HIF. Jeff Muller, however, disclaims any beneficial ownership of the Ordinary Shares held by these entities. The address for MPAM, HIF and Mr. Muller is c/o Monashee Investment Management, LLC, 75 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(8)

Consists of (i) 12,091 Ordinary Shares held by James M. Wissner & Jennifer Wissner JTWROS TOD, (ii) 291,515 Ordinary Shares held by Lingap Children’s Foundation, (iii) 161,608 Ordinary Shares held by David and Stephanie Richmond, (iv) 63,300 Ordinary Shares held by Richmond Brothers, Inc., (v) 207,275 Ordinary Shares held by RBI Opportunity Fund II, LLC, (vi) 223,598 Ordinary Shares held by RBI Opportunity Fund, LLC, (vii) 154,494 Ordinary Shares held by RBI Private Investments III, LLC, (viii) 83,424 Ordinary Shares held by RBI Private Investments II, LLC, (ix) 1,775 Ordinary Shares held by Lumen Christi Quarterback Club, (x) 1,696 Ordinary Shares held by Hunter Richmond, (xi) 2,928 Ordinary Shares held by Colin Richmond, (xii) 613 Ordinary Shares held by RBI Private Investment 1 LLC and (xiii) 1,404 Ordinary Shares held in a Roth IRA account for the benefit of David Richmond. David Richmond serves as investment advisor to each of the entities listed herein. Mr. Richmond has dispositive power of the Ordinary Shares held by each of the entities listed herein. The address for these entities is 3568 Wildwood Avenue, Jackson, Michigan 49202.

(9)

Consists of (i) 20,819 Ordinary Shares held by SilverArc Capital Alpha Fund I, LP and (ii) 524,181 Ordinary Shares held by SilverArc Capital Alpha Fund II, LP. SilverArc Capital Management, LLC is the investment management and controlling entity of SilverArc Capital Alpha Fund I, LP and SilverArc Capital Alpha Fund II, LP and is solely owned by Devesh Gandhi. Mr. Gandhi may be deemed to have shared voting and investment power of the securities managed by SilverArc Capital Management, LLC. Mr. Gandhi disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address for these persons and entities is 20 Park Plaza, 4th Floor, Boston, Massachusetts 02116.

(10)

Thomas R. Malley is the managing member of Mossrock Capital, LLC (“Mossrock”) and may be deemed to beneficially own the Ordinary Shares owned by Mossrock. The address for Mossrock is 19 Martin Lane, Englewood, Colorado 80113.

(11)

The Ordinary Shares held by 683 Capital Partners, LP are indirectly held by 683 Capital Management, LLC and Ari Zweiman, the managing member of 683 Capital Management, LLC. 683 Capital Management, LLC, 683 Capital Partners, LP and Mr. Zweiman share voting and dispositive power with respect to the Ordinary Shares held by 683 Capital Partners, LP. The address for 683 Capital Partners, LP is 1700 Broadway, Suite 4200, New York, New York 10019.

(12)

Panacea Venture Healthcare Fund II, L.P. is the record holder of the Ordinary Shares. James Huang, a member of our board of directors, is the sole owner of Panacea Innovation Limited, which is the sole owner of Panacea Venture Healthcare Fund II GP Company, Ltd., which is the general partner of Panacea Venture Healthcare Fund II, L.P., and as a result, each of them may be deemed to share beneficial ownership of the Ordinary Shares, but each disclaims such beneficial ownership. The address for Panacea Venture Healthcare Fund II, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(13)

Consists of (i) 578,257 Ordinary Shares held by Integrated Core Strategies (US) LLC (which includes 300,000 Ordinary Shares acquired pursuant to the Purchase Agreement), (ii) 75,931 Ordinary Shares held by ICS Opportunities II LLC, (iii) 100,393 Ordinary Shares held by ICS Opportunities, Ltd. and (iv) 2,320 Ordinary Shares held by Integrated Assets, Ltd. The Ordinary Shares may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Millennium Management LLC is 399 Park Avenue, New York, New York 10022.
(14)

Stonepine GP, LLC is the general partner of Stonepine Capital, LP. Stonepine Capital Management, LLC is the investment advisor to Stonepine Capital, LP. Jon Plexico is the Managing Member of both Stonepine GP, LLC and Stonepine Capital Management, LLC. The address for Stonepine Capital, LP is 2900 NW Clearwater Dr., Suite 100-11, Bend, Oregon 97703.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to the selling securityholders’ employees, partners, members or stockholders;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Ordinary Shares from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of Ordinary Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such Ordinary Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 Ordinary Shares, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the Ordinary Shares or interests in Ordinary Shares, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The selling securityholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any profits realized by such selling securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the Ordinary Shares.

The aggregate proceeds to the selling securityholders from the sale of the Ordinary Shares offered by them will be the purchase price of the Ordinary Shares less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) such time as the shares become eligible for resale by non-Affiliates without any volume limitations or other restrictions and without the current public information requirement pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

LEGAL MATTERS

The validity of our Ordinary Shares and certain other matters of Cayman Islands law will be passed upon for us by Appleby (Cayman) Ltd. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Connect Biopharma Holdings Limited as of December 31, 2025 and 2024 and for the years then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of directors and officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated articles of association provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, costs, charges, expenses, losses, and damages incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, which is to include without prejudice to the generality of the foregoing, any costs, expenses, losses or damages incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.2 to the Registration Statement on Form F-1, as amended (File No. 333-253631), which was declared effective by the SEC on March 18, 2021, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement have been furnished together with this Registration Statement.

Item 10.	Undertakings

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i)(1), (a)(i)(2) and (a)(i)(3) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F or Item 8 of Form 10-K at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(v) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(vi) That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities of the undersigned registrant, the undersigned registrant undertakes that in a primary offering of its securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Amended and Restated Memorandum of Association of Connect Biopharma Holdings Limited (attached as Exhibit 1.1 to the Company’s Form 20-F for the year ended December 31, 2021, filed with the SEC on March 31, 2022 (File No. 001-40212), and incorporated herein by reference).

4.1	Specimen Certificate for Ordinary Shares (attached as Exhibit 4.1 to the Company’s Form F-1/A, filed with the SEC on March 12, 2021 (File No. 333-253631), and incorporated herein by reference).

5.1	Opinion of Appleby (Cayman) Ltd.

10.1	Securities Purchase Agreement, dated March 29, 2026, by and among Connect Biopharma Holdings Limited and the purchasers named therein (attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 30, 2026 (File No. 001-40212), and incorporated herein by reference).

23.1	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.1).

23.2	Consent of CBIZ CPAs P.C., independent registered public accounting firm.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on May 15, 2026.

CONNECT BIOPHARMA HOLDINGS LIMITED

By:	/s/ Barry D. Quart
Barry D. Quart, Pharm.D.
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Barry D. Quart as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement on Form F-3, and all instruments necessary or advisable in connection therewith and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or its substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney has been signed in the respective capacities and on the respective dates indicated below.

SIGNATURE	TITLE	DATE

/s/ Barry D. Quart Barry D. Quart, Pharm.D.	Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2026

/s/ Lisa Peraza Lisa Peraza, CPA	Senior Vice President, Finance (Principal Financial and Accounting Officer)	May 15, 2026

/s/ Kleanthis G. Xanthopoulos, Ph.D. Kleanthis G. Xanthopoulos, Ph.D.	Chairman of the Board of Directors	May 15, 2026

/s/ James Z. Huang, MBA James Z. Huang, MBA	Director	May 15, 2026

/s/ Jean Liu, J.D. Jean Liu, J.D.	Director	May 15, 2026

/s/ James A. Schoeneck James A. Schoeneck	Director	May 15, 2026

/s/ Karen J. Wilson, CPA Karen J. Wilson, CPA	Director	May 15, 2026